FOR IMMEDIATE RELEASE

ADP ANNOUNCES MOVE TO THE NASDAQ STOCK MARKET

ROSELAND, NJ, September 26, 2008 – Automatic Data Processing, Inc. (NYSE:ADP) announced today that it will switch its stock exchange listing from The New York Stock Exchange to The NASDAQ Stock Market, an exchange of The NASDAQ OMX Group, Inc. (Nasdaq: NDAQ ), effective October 21, 2008. ADP will be listed on The NASDAQ Global Select Market and trade on the exchange with the ticker symbol “ADP”.

ADP, with nearly $9 billion in revenues and over 585,000 clients, is one of the world's largest providers of business outsourcing solutions. Leveraging nearly 60 years of experience, ADP offers a wide range of HR, payroll, tax and benefits administration solutions from a single source. ADP's easy-to-use, cost-effective solutions for employers provide superior value to companies of all types and sizes. ADP is also a leading provider of integrated computing solutions to auto, truck, motorcycle, marine and recreational vehicle dealers throughout the world. For more information about ADP or to contact a local ADP sales office, reach us at 1.800.225.5237 or visit the company's Web site at www.ADP.com.

Source: Automatic Data Processing, Inc.

ADP Investor Relations, 973.974.5858

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